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                                                                    Exhibit 10.1

                      REVOLVING LOAN AND SECURITY AGREEMENT

     This REVOLVING LOAN AND SECURITY AGREEMENT is entered into as of November 1, 2001 by and among COMERICA BANK-CALIFORNIA ("Bank"), a California banking corporation and iPRINT TECHNOLOGIES, INC., a Delaware corporation, and WOOD ALLIANCE, S.P. INC. D/B/A WOOD ASSOCIATES, a California corporation (individually and collectively, jointly and severally, the "Borrowers").

                                    RECITALS

     WHEREAS, Borrowers have requested that Bank enter into certain financing arrangements with Borrowers pursuant to which Bank may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Bank is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

                          DEFINITIONS AND CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms shall have
         -----------
the following definitions:


        "Accounts" means all presently existing and hereafter arising accounts, chattel paper, contract rights, documents, general intangibles, instruments, and all other forms of obligations or rights to payment owing to Borrowers arising out of the sale, lease, license, assignment, or other disposition of property or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, supporting obligations, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers and each Borrower's Books relating to any of the foregoing.

        "Advance" or "Advances" means an Advance under the Revolving Facility.

        "Affiliate" means any Person, including any Person who is a director, officer, partner or manager of such Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any Borrower or a Subsidiary; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of any Borrower or any Subsidiary; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by any Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Revolving Loan and Security Agreement, as amended, supplemented, or modified from time to time.

        "Base Rate" means the variable rate of interest, per annum, most recently announced by Bank, as


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its "Base Rate," whether or not such announced rate is the lowest rate available from Bank.

        "Base Rate Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to the Base Rate.

        "Borrower's Books" means all of Borrowers' books and records including ledgers, records indicating, summarizing, or evidencing such Borrower's properties or assets or liabilities, all information relating to Borrowers' business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

        "Borrowing Base" has the meaning set forth in Section 2.1.1 hereof.

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

        "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

        "Closing Date" means the date of this Agreement.

        "Collateral" means all of the following personal property of Borrowers, wherever located, and now owned or hereafter acquired: (a) all Accounts; (b) all inventory; and (c) any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions and all cash and non-cash proceeds of any of the foregoing, in whatever form (including proceeds in the form of inventory, equipment or any other form of personal property), including proceeds of proceeds, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

        "Committed Line" means Ten Million and 00/100 Dollars ($10,000,000.00).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

        "Debt" means (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under Capital Leases;
(e) current liabilities in respect of unfunded vested benefits under Plans covered by ERISA; (f) obligations under letters of credit; (g) obligations under acceptance facilities; (h) all Contingent Obligations, and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (i) obligations secured by any Liens, whether or not the obligations have been assumed.

        "EBITDA" means, for any period, the following, each calculated for such period: (a) Net Income (without adjustment of income and franchise taxes); plus
                                                                           ----
(b) Interest Expenses paid or accrued; plus (c) amortization
                                                ------------

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and depreciation deducted in determining Net Income; provided, however, that
Borrowers shall be permitted nonrecurring, non-cash charges/write-offs which will be excluded from the EBITDA calculation so long as Borrowers are in compliance with the Debt to Effective Tangible Net Worth and Current Ratio covenants set forth herein before and after the one-time charge.

        "Effective Tangible Net Worth" means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, money due from Affiliates (including officers, directors, subsidiaries and commonly held companies).

        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrowers' business that comply with all of Borrowers' representations and warranties to Bank set forth in Section 7.7; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following: (a) Accounts which remain uncollected for more than ninety (90) days from invoice date; (b) Accounts due from an account debtor that has suffered the termination of its business operations or existence, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the assets of such account debtor; (c) Accounts due from an account debtor who is an Affiliate of either Borrower or affiliated with either Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee; (d) Accounts with respect to which payment is or may be conditional; (e) Accounts with respect to which the account debtor is not a resident or citizen of, located in, or subject to service of process in, the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Bank, (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Bank in an amount, of a tenor, and issued by a financial institution, acceptable to Bank; or (iii) that Bank approves on a case by case basis; (f) Accounts due from the United States of America, including, without limitation, any instrumentality, division, agency, body or department thereof unless Borrowers have complied with the requirements of the Assignment of Claims Act of 1940, 31 USC ss. 3727 and 41 USC ss. 15, and the federal regulations issued thereunder; (g) Accounts commonly known as "bill and hold" or a similar arrangement; (h) Accounts due from an account debtor as to which twenty five percent (25%) percent or more of the aggregate dollar amount of all outstanding Accounts owing from such account debtor remain uncollected for more than ninety (90) days from invoice date; (i) that portion of Accounts due from an account debtor which is in excess of twenty five percent (25%) percent of Borrowers' aggregate dollar amount of all outstanding Eligible Accounts; (j) Accounts as to which Borrowers are or may become liable to the account debtor for any reason but only to the extent of any amounts owing to the account debtor; (k) Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except Liens in favor of Bank and Permitted Liens; (l) Accounts which are supported or represented by a promissory note, post-dated check or letter of credit unless such instrument is actually delivered to Bank; (m) Accounts that are payable in other than United States Dollars; (n) Accounts which are unsuitable as collateral, as determined by Bank in the exercise of its reasonable sole discretion.

        "Eligible Inventory" means inventory of Borrower held for sale or lease in the ordinary course of Borrower's business which is: (a) inventory in which Bank has a first, priority, perfected security interest; (b) not subject to a security interest, lien or other encumbrance in favor of any other Person except Permitted Liens; (c) of good and merchantable quality free from material defects; (d) owned and in the lawful possession of Borrower; and (e) otherwise acceptable to Bank in its reasonable sole discretion.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "Event of Default" has the meaning set forth in Article 11.

        "Funding Date" means the date that amounts are advanced by Bank under the Revolving Facility.

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        "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis over the time period in question as to classification of items and amounts.

        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Interest Expenses" means, without duplication, for any period, the following, each calculated for such period: (a) interest expenses deducted in the determination of Net Income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated hereunder on the date hereof which have been capitalized as transaction costs; and (ii) the amortization of any "original issue discount"; and (iii) interest paid in kind); less (b) interest income included in the determination of Net Income.

        "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Letter of Credit" means any commercial or standby letter of credit issued by Bank at the request of or for the account of any Borrower pursuant to
Section 2.3.

        "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date; and (c) the aggregate amount of reimbursement obligations which have not been reimbursed by Borrower as of such date.

        "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

        LIBOR =              Base LIBOR
                 -----------------------------------
                   100% - LIBOR Reserve Percentage

        (a) "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

        (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage applicable to all Bank's borrowers during the applicable LIBOR Period.

        (c) "LIBOR Business Day" means a Business Day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

        (d) "LIBOR Period" means a period commencing on a Business Day, and continuing for, in every case, either thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as designated by Borrowers, during which all or a portion of the outstanding principal balance of the Advances bears interest determined in relation to LIBOR, provided that: (i) if any LIBOR Period would end on a day that is not a LIBOR Business Day, then such LIBOR Period shall be extended to the next succeeding LIBOR Business Day; and (ii) no LIBOR Period shall extend beyond the Revolving Facility Termination Date.

        "LIBOR Advance" means any Advance when and to the extent that the interest rate therefor is determined by a reference to LIBOR.

        "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrowers, and any other agreement entered into between any Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

        "Material Adverse Effect" means a material adverse effect on (a) the business operations or condition (financial or otherwise) of Borrowers and their Subsidiaries taken as a whole; or (b) the ability of Borrowers to repay the Obligations or otherwise perform their obligations under the Loan Documents.

        "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof; and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

        "Net Income (Loss)" means, for any period, the net income (or loss) of Borrowers for such period taken as a single accounting period, determined in accordance with GAAP; provided, that in determining Net Income (Loss) there shall be excluded: (a) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any Person other than Borrower or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period; (b) the income (or loss) of any Person other than Borrowers accrued prior to the date such Person becomes a Subsidiary of Borrowers or is merged into or consolidated with either Borrower or any of its Subsidiaries, or that Person's assets are acquired by a Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains and losses from the sale, exchange, transfer or other disposition of assets not in the ordinary course of business, and related tax effects in accordance with GAAP; (e) any other extraordinary or non-recurring gains and losses, and related tax effects in accordance with GAAP; and (f) the income of any Subsidiary of a Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

        "Obligations" means all present and future obligations owing by Borrowers to Bank, including but not limited to the Revolving Facility, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Insolvency Proceeding in which a Borrower is a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions, overdrafts, or any other financial accommodations; and all principal, interest, fees, attorneys' fees and accountants' fees chargeable to Borrowers or incurred by Bank in connection with this Agreement and/or the transaction(s) related hereto.

        "Permitted Debt" means: (a) Debt of Borrowers in favor of Bank arising under this Agreement or any other Loan Document; (b) Debt existing on the Closing Date and disclosed to Bank in writing but no voluntary prepayments thereof; (c) Subordinated Debt; (d) accounts payable to trade creditors for goods or services incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and (e) Debt of Borrowers secured by Permitted Liens.

        "Permitted Investment" means: (a) Investments existing on the Closing Date disclosed to Bank in writing; (b) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(c) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating

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obtainable from either Standard & Poor's Corporation or Moody's Investors
Service, Inc., (d) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank; (e) Investments in Subsidiaries not to exceed One Million and 00/100 Dollars ($1,000,000.00) in any fiscal year; (f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of account debtors; (g) Investments consisting of credit extensions to account debtors who are not Affiliates, in the ordinary course of Borrowers' business; (h) joint ventures and strategic alliances provided that such Investments do not exceed the aggregate amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in any fiscal year.

        "Permitted Liens" means the following: (a) Any Liens existing on the Closing Date and disclosed in Schedule 10.4 or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests; (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price (to include for this purpose, shipping, tax and installation charges financed by the Person holding the security interest) of such equipment and software of such equipment or indebtedness incurred solely for the purpose of financing the acquisition and installation of such equipment and related software, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;
(f) Liens consisting of leases or subleases and licenses or sublicenses or licenses in any material respect with the business of Borrowers; (g) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons imposed without action of such parties, either not delinquent or being contested in good faith by appropriate proceedings; (h) Liens incurred or deposits made in the ordinary course of the Borrowers' business in connection with worker's compensation, unemployment insurance, social security and other like laws; and (i) other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "Projections" means Borrowers forecasted consolidated and consolidating:
(a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, consistent with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        "Reinvestment Rates" mean the per annum rates of interest equal to one half of one percent (0.5%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amounts and with maturities which correspond (as closely as possible) to the LIBOR Advance being prepaid.

        "Responsible Officer" means each of the Chairman, President/Chief Executive Officer, or the Chief Financial Officer/Vice President of Finance and Accounting.

        "Revolving Facility" means the facility under which Borrowers may request Bank to issue cash advances, as specified in Section 2.1 hereof.

        "Securities Account" means that certain securities account no. ________________ maintained by Borrower at Bank.

        "Subordinated Debt" means any debt incurred by Borrowers that is subordinated to the debt owing by Borrowers to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

        "Subsidiary" means any corporation or partnership in which (a) any general partnership interest or (b) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrowers, either directly or through an Affiliate.

        "Termination Date" means the earlier of (a) acceleration of the Obligations for any reason under the terms of this Agreement; or (b) the date on which Bank elects to terminate this Agreement pursuant to the terms herein.

        "UCC" means the Uniform Commercial Code as in effect in the State of California, as the same may be amended from time to time.

        "Value" means, as determined by Bank in good faith, with respect to Inventory, the lower of (a) cost computed on a first in first out basis in accordance with GAAP, or (b) market value.

     1.2 Accounting Terms. All accounting terms not specifically defined herein
         ----------------
shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

     1.3 Other Definitional Provisions. References to "Sections", "subsections",
         -----------------------------
"Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments (including any of the Loan Documents) shall be deemed to include subsequent amendments, assignments, and other modifications thereto, references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Terms not specifically defined herein shall have the meanings given in the UCC.

                                   ARTICLE 2

                               REVOLVING FACILITY

     2.1 Revolving Facility. Subject to and upon the terms and conditions of
         ------------------
this Agreement, Bank agrees to make Advances to Borrowers (pursuant to Section
2.1 hereof) and issue Letters of Credit (pursuant to Section 2.3 hereof) under a revolving line of credit (the "Revolving Facility") from time to time in amounts requested by any Borrower up to an aggregate outstanding principal amount equal to the lesser of: (a) the Committed Line, less the Letter of Credit Obligations;
                                          ----
or (b) the Borrowing Base, less the Letter of Credit Obligations. Subject to the
                           ----
terms and conditions of this Agreement, Borrowers may borrow and reborrow under this Section 2.1, provided that each LIBOR Advance shall be in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00).

        2.1.1 Borrowing Base. Borrowing Base shall mean an amount equal to the
              --------------
sum of: (a) Eighty percent (80%) of the Net Amount of Eligible Accounts; plus
                                                                         ----
(b) Fifty percent (50%) of the Value of Eligible Inventory. Notwithstanding anything to the contrary contained herein, loans made under this subsection 2.1.1(b) shall not exceed the lesser of (i) Two Million and 00/100 Dollars ($2,000,000.00); or (ii) two (2) times the value of the Securities Account.

        2.1.2 Reduction of Lending Formula. Bank may, in its discretion, from
             ----------------------------
time to time, upon not less than five (5) Business Days prior notice to Borrowers, (a) reduce the lending formula with respect to Eligible Accounts to the extent that Bank reasonably determines in good faith that: (i) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors has declined, or
(b) reduce the lending formula with respect to Eligible Inventory to the extent that Bank reasonably determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect, or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (iii) the nature and quality of the inventory has deteriorated.

     2.2 Revolving Facility Note. Borrowers' obligation to repay Advances made
         -----------------------
under the Revolving Facility shall be evidenced by a promissory note executed by Borrowers, substantially in the form of Exhibit A hereto.
                                        ---------

     2.3 Letters of Credit.
         -----------------

        2.3.1 Issuance. Subject to, and upon the terms and conditions contained
              --------
herein, at the request of any Borrower, Bank agrees from time to time during the term of this Agreement to issue Letters of Credit for the account of the requesting Borrower containing terms and conditions acceptable to Bank, provided, however that no commercial Letter of Credit shall have an expiration date beyond one hundred twenty (120) days.

        2.3.2 Letter of Credit Sublimits. No Letters of Credit shall be issued
              --------------------------
unless, on the date of the proposed issuance of any Letter of Credit, the Advances available to Borrowers under the Revolving Facility are equal to one hundred percent (100%) of the face amount of such Letters of Credit. Except in Bank's discretion, the amount of all Letter of Credit Obligations shall not at any time exceed One Million and 00/100 Dollars ($1,000,000.00).

        2.3.3 Letter of Credit Reserve. Upon the issuance of a commercial Letter
              ------------------------
of Credit, Bank shall create a reserve under the Revolving Facility in an amount equal to fifty percent (50%) of the face amount of the commercial Letter of Credit. The amount of such reserve may be amended by Bank from time to time. The availability of funds under the Revolving Facility shall be reduced by the amount of such reserve for so long as such commercial Letter of Credit remains outstanding.

        2.3.4 Letter of Credit Agreement. Each Letter of Credit shall be subject
              --------------------------
to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid by Bank under a Letter of Credit shall be deemed an Advance under the Revolving Facility and shall be repaid by Borrowers in accordance with the terms and conditions of this Agreement applicable to such Advances; provided, however, that if the Revolving Facility is not available, for any reason whatsoever, at the time any draft is paid by Bank, or if Advances in the full amount of the Letter of Credit are not available under the Revolving Facility at such time due to any limitation on borrowings set forth herein, then that amount of the Letter of Credit in excess of any available Advances shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrowers, at the rate of interest applicable to Advances. In such event, Borrowers agree that Bank, at Bank's sole discretion, may debit any Borrower's deposit account with Bank for the amount of any such draft.

        2.3.5 Letter of Credit Fees. Borrowers shall pay to Bank fees upon the
              ---------------------
issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

     2.4 Manner of Borrowing. Borrowers shall give Bank written or telephonic
         -------------------
notice (effective upon receipt) of any Advances under this Agreement, at least two (2) Business Days before each LIBOR Advance, and at least one (1) Business Day before each Base Rate Advance, specifying: (a) the date of such Advance; (b) the amount of such Advance; (c) the type of Advance (LIBOR or Base); and (d) in the case of a LIBOR Advance, the duration of the LIBOR Period applicable thereto. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make
                                  ---------
Advances under this Agreement, based upon instructions received from a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under Section 2.1 to Borrower's deposit account.

     2.5 Conversions and Renewals. Borrowers may elect from time to time to
         ------------------------
convert all or a part of an Advance or to renew all or part of an Advance by giving Bank at least two (2) Business Days before conversion into a Base Rate Advance, and at least two (2) Business Days before the conversion into or renewal of a LIBOR Advance, specifying: (a) the renewal or conversion date; (b) the amount of the Advance to be converted or renewed; (c) in the case of conversions, the type of Advance to be converted into (Base or LIBOR); and (d) in the case of renewals of or a conversion into a LIBOR Advance, the duration of the LIBOR Period applicable thereto; provided that (i) the minimum amount of LIBOR Advances renewed or converted shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); (ii) the minimum principal amount of LIBOR Advances outstanding after a renewal or conversion shall be Five Hundred Thousand and 00/100 Dollars ($500,000.00); and (iii) LIBOR Advances can be converted only on the last day of the LIBOR Period for such LIBOR Advance. If Borrowers shall fail to give Bank the notice as specified above for the renewal or conversion of a LIBOR Advance prior to the end of the LIBOR Period with respect thereto, such LIBOR Advance shall automatically be converted into a Base Rate Advance on the last day of the LIBOR Period for such LIBOR Advance.

     2.6 Interest. Borrowers shall pay interest to Bank on the outstanding and
         --------
unpaid principal balance of the Advances made under the Revolving Facility at a rate per annum equal to the interest rates set forth below:

  If the Borrower's            Base Rate Advances shall bear       LIBOR Advances shall bear interest
Quarterly EBITDA is:          interest at a floating rate per      at a fixed rate per annum equal to:
                                     annum equal to:

   Less than $0.00                 Base Rate plus 0.50%                       Not Available

 Greater than $0.00                     Base Rate                     LIBOR plus 275 basis points


All interest calculations shall be on a basis of a three hundred and sixty
(360)-day year for the actual days elapsed. Daily interest shall consist of the product of the outstanding principal balance of the Revolving Facility times the annual interest rate then in effect divided by 360, then multiplied by the number of days for which the daily interest calculation is made. Interest paid for any partial month shall be prorated based on a thirty (30)-day month and the actual number of day elapsed. Interest shall be compounded monthly.

        2.6.1 Adjusted Rate. Any change in the interest rate resulting from a
              -------------
change in the Base Rate shall be effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

        2.6.2 Default Rate. From and after the Termination Date, Advances under
              ------------
the Revolving Facility shall bear interest at a rate equal to three percentage points (3%) more than the interest rate that would have been applicable hereunder. Anything herein to the contrary notwithstanding, interest at the default rate shall be due and payable on demand but shall accrue from the Termination Date until all Advances are paid in full.

     2.7 Repayment Terms. Interest only shall be due and payable on the unpaid
         ---------------
principal balance of the Revolving Facility, without claim, notice, presentment or demand, in consecutive monthly installments on the first (1st) day of each month commencing on the first (1st) day of the first (1st) full calendar month following the Funding Date.

        2.7.1 Application of Payments. Each payment received by Bank shall be
              -----------------------
credited as of its due date, without regard to its date of receipt by Bank, first (1st) to interest accrued and unpaid as of such due date and the remainder to principal, and interest shall cease upon the principal so credited.

     2.8 Overadvances. If the outstanding amount of any component of the
         ------------
Advances, or the aggregate amount of the outstanding Advances and Letter of Credit Obligations exceed the amounts available under the lending formulas set forth in Section 2.1, the sublimits for Letters of Credit set forth in Section 2.3.2 or the Committed Line, as applicable, such event shall not limit, waive or otherwise affect any rights of Bank in that circumstance or on any future occasions and Borrower shall, upon demand by Bank, which may be made at any time or from time to time, immediately repay to Bank the entire amount of any such excess(es) for which payment is demanded.

     2.9 Termination of Revolving Facility. The Revolving Facility shall
         ---------------------------------
terminate on the Termination Date, at which time all unpaid principal, all unpaid and accrued interest, and all other amounts due under the Revolving Facility shall be immediately due and payable.

     2.10 Statements. With respect to each Advance, Bank is hereby authorized to
          ----------
note the date, principal amount, interest rate and LIBOR Period applicable thereto, and any payments made thereon, on its books and records (either manually or by electronic entry), which notations shall be conclusive evidence of the information noted in the absence of manifest error. A failure by Bank to record any such information shall not impair the Borrowers' liability to make payment when due. Bank shall render to Borrowers each month a statement setting forth the balance in Borrowers' loan account maintained by Bank for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Bank but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Bank receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty
(30) days after the date such statement has been mailed by Bank. Until such time as Bank shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account shall be presumptive evidence of the amounts due and owing to Bank by Borrowers.

     2.11 Use of Proceeds. The proceeds of the Advances hereunder shall be used
          ---------------
by Borrowers for working capital. Borrowers will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or in inconsistent with, Regulation X of such Board of Governors.

                                   ARTICLE 3

                                LIBOR PROVISIONS

     3.1 Hold Harmless and Indemnification. Borrowers agree to indemnify Bank
         ---------------------------------
and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (a) any payment of a LIBOR Advance prior to the last day of the LIBOR Period for such LIBOR Advance for any reason, including termination of this Agreement; (b) any termination of a LIBOR Period in accordance with this Agreement; or (c) any failure by Borrowers, for any reason, to borrow any portion of a LIBOR Advance after having given notice to Bank that it had selected such LIBOR Advance.

     3.2 Funding Losses. The indemnification and hold harmless provisions set
         --------------
forth in Section 3.1 shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrowers on the basis of LIBOR and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrowers of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes, provided that Borrowers shall have the right to request reasonable information in support of such statement. This obligation shall survive the termination of this Agreement and the payment of the Obligations.

     3.3 Regulatory Developments Or Other Circumstances Relating To Illegality
         ---------------------------------------------------------------------
or Impracticality of LIBOR. If any Regulatory Development or other circumstance
--------------------------
relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, or to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrowers and: (a) in the case of a LIBOR Period in progress, Borrowers shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and (b) no LIBOR Period may be designated thereafter until Bank determines that such would be practical.

     3.4 Additional Costs. Borrowers shall pay to Bank from time to time, upon
         ----------------
Bank's request, such amounts as Bank determines are reasonably needed to compensate Bank for any costs it incurred which are attributable to Bank resulting from Regulatory Developments having made or maintained a LIBOR Advance or to Bank's obligation to make a LIBOR Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Advance or such receivable (being herein called "Additional Costs"), resulting from any Regulatory Developments, which (a) change the basis of taxation of any amounts payable to Bank hereunder with respect to net income of Bank for any LIBOR Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Advance; (b) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Advance or any deposits referred to in the definition of LIBOR); or (c) impose any other condition affecting this Agreement (or any of such extension of credit or liabilities). Bank shall notify Borrowers of any event occurring after the date hereof which entitles Bank to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis provided that Borrowers shall have the right to request reasonable information regarding any Regulatory Development.

     3.5 Prepayment. Bank does not have to accept any prepayment of any LIBOR
         ----------
Advance except as described below or as required under applicable law. Borrowers may prepay a Base Rate Advance at any time without paying any Prepayment Amount, as defined below. Borrowers may prepay a LIBOR Advance at any time, as long as Bank is provided written notice of the prepayment at least five (5) Business Days prior to the date of prepayment (the "Prepayment Date"). The notice of prepayment shall contain the following information: (a) the Prepayment Date; and
(b) the amount of principal to be prepaid. On the Prepayment Date, Borrowers shall pay to Bank, in addition to the other amounts then due, the Prepayment Amount described below. Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Agreement and may deduct from the amount to be applied against the LIBOR Advance the other amounts required as part of the Prepayment Amount.

        3.5.1 The Prepaid Principal Amount (as defined below) will be applied to the LIBOR Advance as Bank shall determine in its sole discretion.

        3.5.2 If Bank exercises its right to accelerate the payment of the Obligations prior to maturity based upon an Event of Default, Borrower shall pay to Bank, in addition to the other amounts then due, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

        3.5.3 Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrowers, Bank shall provide Borrowers a written statement specifying the Prepayment Amount.

        3.5.4 The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date: (a) if the face amount of the LIBOR Advance exceeds Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the LIBOR Advance which Borrower has elected to prepay or which Bank has required Borrowers to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred and 00/100 Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates of the positive amount by which (x) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR Period at the applicable interest rate exceeds (y) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates; or (b) if the principal amount of the LIBOR Advance being prepaid is Seven Hundred Fifty

Thousand and 00/100 Dollars ($750,000.00) or less, then the Prepayment Amount is the sum of: (i) the amount of the LIBOR Advance which Borrower has elected to prepay or the LIBOR Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

     3.6 PREPAYMENT AMOUNT. BORROWERS ACKNOWLEDGE AND AGREE THAT: (A) THERE IS
         -----------------
NO RIGHT TO PREPAY THE LIBOR ADVANCE IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWERS SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF THE OBLIGATIONS, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; AND (C) BANK HAS MADE EACH LIBOR ADVANCE IN RELIANCE ON THESE AGREEMENTS.


_______________________________                _________________________________
Borrower's Initials                            Borrower's Initials

                                   ARTICLE 4

                 FEES, LOCKBOX ACCOUNT AND CREDITING OF PAYMENTS

     4.1 Crediting Payments. Prior to the occurrence of an Event of Default,
         ------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specify. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     4.2 Lockbox Account. During the continuance of an Event of Default,
         ---------------
Borrowers shall, at Borrowers' expense and in the manner requested by Bank from time to time, direct that remittances and all other collections and proceeds of Accounts and other Collateral be deposited into a non-interest bearing lock box account maintained in Bank's name solely to be used during the continuance of an Event of Default ("Lockbox Account"). In connection therewith, Borrowers shall execute such lockbox agreement ("Lockbox Agreement") as Bank shall require. During the continuance of an Event of Default, Borrowers shall maintain the Lockbox Account with Bank, and Borrowers hereby grant to Bank a security interest in the Lockbox Account into which the proceeds of all Collateral shall be deposited immediately upon their receipt.

        4.2.1 Monies Received. Borrowers and all of its affiliates,
              ---------------
subsidiaries, shareholders, directors, employees or agents shall collect and enforce payment of all Collateral, provided, however, that during the continuance of an Event of Default, Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Bank, receive, as the property of Bank, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Lockbox Account, or remit the same or cause the same to be remitted, in kind, to Bank and the same shall not be commingled with Borrower's own funds.

     4.3 Closing Fee. Borrowers shall pay to Bank as a closing fee the amount of
         -----------
Fifteen Thousand and 00/100 Dollars ($15,000.00), which fee shall be fully earned as of and payable on the date hereof.

     4.4 Facility Fee. Borrowers shall pay to Bank annually on each anniversary
         ------------
of the date hereof a facility fee in an amount equal to one-half of one percent (0.50%) of the Committed Line while this Agreement is in effect and for so long thereafter as any of the Advances or Letter of Credit Obligations are outstanding, which fee shall be fully earned as of and payable in advance on each anniversary of the date hereof.

                                   ARTICLE 5

                               CONDITIONS OF LOANS

     5.1 Conditions Precedent to Initial Advance. The obligation of Bank to
         ---------------------------------------
extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

        5.1.1 Approval of Bank Counsel. All legal matters incidental to the
              ------------------------
extension of credit by Bank shall be satisfactory to counsel of Bank.

        5.1.2 Documentation. Bank shall have received, in form and substance
              -------------
satisfactory to Bank, each of the following, duly executed by the appropriate parties and in form and substance acceptable to Bank

           (a) this Agreement;

           (b) the Revolving Facility Note;

           (c) a certificate of the Secretaries of Borrowers with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

           (d) a certificate of the Responsible Officers of Borrowers regarding the Merger;

           (e) UCC-1 Financing Statement;

           (f) the Lockbox Agreement; and

           (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        5.1.3 Financial Condition. There shall have been no material adverse
              -------------------
change, as determined by Bank, in the financial condition or business of Borrowers, nor any material decline, as determined by Bank, in the market value of any Collateral required hereunder or a substantial or material portion of the assets of Borrowers.

        5.1.4 Audit. Bank shall have performed and deemed satisfactory the
              -----
results of an audit of Borrowers' Accounts and inventory.

        5.1.5 Insurance. Borrowers shall have delivered to Bank evidence of
              ---------
insurance coverage on all Borrowers' property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

        5.1.6 Security Interests. Bank shall have received evidence, in form and
              ------------------
substance satisfactory to Bank, that Bank has valid, perfected, first priority security interest in and lien upon the Collateral and any other property which is intended to be security for the Obligations, subject only to Permitted Liens.

        5.1.7 Other Documents. Bank shall have received, in form and substance
              ---------------
satisfactory to Bank, all consents, waivers, acknowledgments and other agreements from third persons which Bank may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including without limitation, acknowledgments by lessors, mortgagees and warehousemen of Bank's security interests in the

Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Bank access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

        5.1.8 Merger of Wood Associates. The merger of and Wood Alliance, S.P.
              -------------------------
Inc. d/b/a Wood Associates, a California corporation, ("Wood") with and into Metal Combination Corp., a California corporation (the "Merger") shall have been consummated in accordance with the terms of the Merger Documents. The agreement of merger and each schedule, exhibit, document, instrument and certificate incorporated therein or delivered in connection therewith, are referred to as the "Merger Documents".

        5.1.9 Merger Documents. Bank (a) shall have received true and complete
              ----------------
executed or conformed copies of the Merger Documents and any amendments thereto;
(b) the Merger Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Merger is required to occur); (c) neither Wood nor Metal Combination Corp., a California corporation, shall have failed to perform any material obligation or covenant required by the Merger Documents to be performed or complied with by it on or before the date hereof; and (d) Bank shall have received a certificate of Borrowers, executed by a Responsible Officer, to the effect set forth in clauses
(a), (b) and (c) above.

        5.1.10 Wood Line of Credit. Borrowers shall have paid or shall pay with
               -------------------
an Advance, Wood's prior line of credit with Bank and all other obligations of Wood to Bank to a current status satisfactory to Bank.

        5.1.11 Lockbox Account. Borrowers shall have opened the Lockbox Account
               ---------------
with Bank for collection or proceeds of all Collateral during the continuance of an Event of Default.

     5.2 Subsequent Credit. The obligation of Bank to make each extension of
         -----------------
credit requested by Borrowers hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

        5.2.1 Compliance. The representations and warranties contained herein
              ----------
and each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

        5.2.2 No Material Adverse Change. There shall have been no material
              --------------------------
adverse change, as determined by Bank, in the financial condition or business of Borrowers, nor any material decline, as determined by Bank, in the market value of any Collateral required hereunder or a substantial or material portion of the assets of Borrowers.

        5.2.3 Documentation. Bank shall have received all additional documents
              -------------
which may be required in connection with such extension of credit.

                                   ARTICLE 6

                          CREATION OF SECURITY INTEREST

     6.1 Grant of Security Interest. In order to secure prompt repayment of any
         --------------------------
and all Obligations, and in order to secure prompt performance by Borrowers of each of its covenants and duties under the Loan Documents, Borrowers grant and pledge to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral. Except as set forth in Schedule 6.1, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

     6.2 Perfection of Security Interests. Borrowers authorize Bank to file a
         --------------------------------
financing statement describing the Collateral.

     6.3 Delivery of Additional Documentation Required. Borrowers shall from
         ---------------------------------------------
time to time execute and deliver to Bank, at the reasonable request of Bank, all negotiable documents and instruments, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     6.4 Right to Inspect. Bank (through any of its officers, employees, or
         ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrowers' usual business hours, to inspect Borrowers' Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     6.5 Accounts. Bank's security interest in Accounts shall attach to all
         --------
Accounts without further act on the part of Bank or Borrowers. Upon request from Bank, Borrowers shall provide Bank with schedules describing all Accounts created or acquired by Borrowers (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Accounts to Bank all in a form acceptable to Bank, provided, however, Borrowers' failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Accounts. Together with each schedule, Borrowers shall furnish Bank with copies of Borrowers' customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrowers warrant the genuineness thereof. Upon the occurrence and during the continuance of an Event of Default, Bank or Bank's designee may notify customers or account debtors of Bank's security interest in the Collateral and direct such customers or account debtors to make payments directly to Bank, but unless and until Bank does so or gives Borrowers other written instructions, Borrowers shall collect all Accounts for Bank, receive in trust all payments thereon as Bank's trustee, and, deposit such collections in the Lockbox Account. During the continuance of an Event of Default, if so requested by Bank, Borrowers shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, if sales of inventory are made for cash, Borrowers shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrowers receive. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank three (3) calendar days after the date Bank actually receives such check or other item of payment.

     6.6 Inventory. Bank's security interest in inventory shall attach to all
         ---------
inventory without further act on the part of Bank or Borrowers. Upon the occurrence of an Event of Default, Borrowers will at Borrowers' expense pledge, assemble and deliver such inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until the occurrence and during the continuance an Event of Default by Borrowers under this Agreement, Borrowers may, subject to the provisions hereof and consistent herewith, sell the inventory, but only in the ordinary course of Borrowers' business. A sale of inventory in Borrowers' ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrowers.

     6.7 Attorney in Fact. Effective only during the continuance of an Event of
         ----------------
Default, Borrowers appoint Bank or any other person whom Bank may designate as Borrowers' attorney-in-fact, with power to endorse Borrowers' name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrowers' name on any invoice or bill of lading relating to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verifications of Accounts and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by

Bank, to receive and open all mail addressed to any Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrowers; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Accounts in which Bank has a security interest remain unpaid and until the Indebtedness has been fully satisfied.

     6.8 Discharge Liens. In order to protect or perfect any security interest
         ---------------
which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligations and shall be payable on demand.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

     7.1 Incorporation, Good Standing, and Due Qualification. Each Borrower is a
         ---------------------------------------------------
corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

     7.2 Corporate Power and Authority. The execution, delivery, and performance
         -----------------------------
by each Borrower of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of any Borrower; (b) contravene Borrowers' charter or bylaws; (c) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to any Borrower; (d) result in a breach of or constitute a default under indenture or loan or credit agreement or any other agreement, lease, or instrument to which a Borrower is a party or by which either of their properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrowers; and (f) cause Borrowers to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

     7.3 Legally Enforceable Agreement. This Agreement is, and each of the other
         -----------------------------
Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrowers, as the case may be, enforceable against the Borrowers, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

     7.4 Ownership and Liens. Borrowers and each Subsidiary have title to, or
         -------------------
valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements previously delivered by Borrowers to Bank (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrowers of any Subsidiary and none of their leasehold interests is subject to any Lien, except Permitted Liens.

     7.5 Other Agreements. Neither Borrower is a party to any indenture, loan,
         ----------------
or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a Material Adverse Effect. Neither Borrower is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

     7.6 Labor Disputes and Acts of God. Neither the business nor the properties
         ------------------------------
of Borrowers are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of Borrower.

     7.7 Provisions Concerning Accounts.
         ------------------------------

        7.7.1 Representations. Borrowers represent and warrant that each Account
              ---------------
at the time of its assignment to Bank (a) will be owned solely by Borrower; (b) will be for a liquidated amount maturing as stated in Borrower's Books; (c) will be a bona fide existing obligation created by the finale sale and delivery of goods or the rendition of services to account debtors by Borrower in the ordinary course of business; and (d) will not be subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on Borrowers' Books. Borrowers shall not redate any invoices or reissue new invoices in full or partial satisfaction of old invoices. Borrowers shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time the account from such account debtor is created; and, in accordance with prudent credit policies, the account debtor will be able timely to discharge all of its indebtedness to Borrowers. Allowances, if any, as between Borrowers and their customers will be on the same basis and in accordance with the usual customary practices of Borrowers as they exist on the date of this Agreement.

        7.7.2 Returns and Repossessions. Borrowers shall notify Bank within
              -------------------------
three (3) Business Days of occurrence of all returns, repossessions, and recoveries of merchandise and of all claims asserted by account debtors in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per month in the aggregate.

     7.8 Provisions Concerning Inventory.
         -------------------------------

        7.8.1 Locations. Schedule 7.8.1 is a true and correct listing showing
              ---------
all places where inventory is located (except for inventory in transit), including, without limitation, facilities leased and operated by Borrowers and locations neither owned nor leased by Borrowers, and showing all such places where inventory of Borrowers have been located in the past four (4) months. Such list indicates whether the premises are those of warehouseman or other party. Without the prior written consent of Bank, no inventory shall be moved from locations on Schedule 7.8.1 except for the purpose of sale in the ordinary course of business.

        7.8.2 Merchantable Inventory. All inventory consisting of raw materials
              ----------------------
and finished goods is now and at all times hereafter shall be of good and merchantable quality, free from defects material defects.

        7.8.3 Books and Records. Borrowers do now keep and hereafter at all
              -----------------
times shall keep correct and accurate records itemizing and describing the kind, type, quality, and quantity of the inventory, and its cost therefor; all such records shall be available upon demand to Bank for inspection and copying.

        7.8.4 Warehouses and Landlords. Collateral is not now and shall not at
              ------------------------
any time hereafter be stored with a bailee, warehouse, or similar party without Bank's prior written consent. If any Collateral is so stored, Borrowers will join with Bank, concurrent with storing such Collateral, in notifying such third party of Bank's security interest in the stored inventory and obtaining an acknowledgement from such third party that it is holding the Collateral for the benefit of Bank. In addition, Borrower shall cause any such bailee, warehouse, or similar party to issue and deliver to Bank, in a form acceptable to Bank, negotiable documents in Bank's name evidencing the storage of the Collateral. All such negotiable documents do and will evidence ownership of the Collateral stored by the issuers thereof, and the holder thereof is and will continue to be the owner of good and marketable title of same, free and clear of any Liens or encumbrances. All such negotiable documents are and will be genuine, valid, and enforceable by the holder thereof in accordance with their terms, and all statements thereon are and will be true and accurate in all respects.

     7.9 Litigation. Except as disclosed to Bank in writing, there are no
         ----------
actions or proceedings pending by or against Borrowers or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrowers' interest or Bank's security interest in the Collateral. Borrowers do not have knowledge of any such pending or threatened actions or proceedings.

     7.10 No Material Adverse Change in Financial Statements. All financial
          --------------------------------------------------
statements related to Borrowers that have been delivered by Borrowers to Bank fairly present in all material respects each Borrower's financial condition as of the date thereof and Borrowers' results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrowers since the date of the most recent of such financial statements submitted to Bank.

     7.11 Solvency. Borrowers are solvent and able to pay their debts (including
          --------
trade debts) as they mature.

     7.12 ERISA. Borrowers are in compliance in all material respects with all
          -----
applicable provisions of ERISA; Borrowers have not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrowers (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrowers; Borrowers have met the minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

     7.13 Investment Company Act. Neither Borrower is an "investment company" or
          ----------------------
a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Neither Borrower is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrowers have complied with all the provisions of the Federal Fair Labor Standards Act. Borrowers have not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

     7.14 Environmental Condition. Except as disclosed by Borrowers to Bank in
          -----------------------
writing prior to the date hereof, each Borrower is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes and any rules or regulations adopted pursuant thereto, which govern or affect any Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of either Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Each Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     7.15 Taxes. Borrowers have filed all tax returns (federal, state, and
          -----
local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties.

     7.16 Subsidiaries. Borrowers do not own any stock, partnership interest or
          ------------
other equity securities of any Person, except for Permitted Investments.

     7.17 Government Consents. Borrowers have obtained all consents, approvals
          -------------------
and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrowers' business as currently conducted.

     7.18 Full Disclosure. No representation, warranty or other statement made
          ---------------
by Borrowers in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS

        Borrowers covenant and agree that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrowers shall do all of the following:

     8.1 Good Standing. Each Borrower shall maintain, and cause each Subsidiary
         -------------
to maintain, its corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrowers shall maintain, and cause each Subsidiary to maintain, to the extent consistent with prudent management of Borrowers' business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     8.2 Government Compliance. Borrowers shall meet, and shall cause each
         ---------------------
Subsidiary to meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrowers shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

     8.3 Financial Statements. Borrowers shall deliver to Bank:
         --------------------

        8.3.1 Monthly Financial Statements. As soon as available and in any
              ----------------------------
event within within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings of Borrowers and their Subsidiaries for such month, and consolidated and consolidating statements of changes in financial position of the Borrowers and their Subsidiaries for such month, all in reasonable detail and all prepared in accordance with GAAP consistently applied. Notwithstanding the foregoing, once EBITDA is greater than Zero and 00/100 Dollars ($0.00), then Borrower shall only be required to provide Bank the following financial statements

           (a) Quarterly Reports. As soon as available and in any event within
               -----------------
five (5) days of filing, Borrowers shall deliver their Form 10-Q Quarterly Report filed pursuant to the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and the rules and regulations issued thereunder ("Exchange Act"), all as the same may be in effect at the time; and

           (b) Annual Report. As soon as available and in any event within five
               -------------
(5) days of filing, Borrower shall deliver its Form 10-K Annual Report filed pursuant to the Exchange Act.

        8.3.2 Projections. As soon as available and in any event no later than
              -----------
thirty (30) days after the end of each fiscal quarter of Borrowers, Borrowers will deliver Projections of Borrowers for the forthcoming fiscal year, provided, however, that upon Borrowers having Net Income greater than Zero and 00/100 Dollars ($0.00), such Projections shall be delivered on an annual basis no later than thirty (30) days after the end of such fiscal year.

     8.4 Acquisitions. Prior to any acquisition of a Person by any Borrower,
         ------------
Borrowers shall have delivered to Bank (a) a fair saleable value balance sheet and income statement reasonably acceptable to Bank in form and substance satisfactory to Bank and setting forth valuations of Borrowers and their Subsidiaries on a consolidated basis certifying that Borrowers are in compliance with the terms of this Agreement; and (b) the unaudited consolidated balance sheet of Borrowers and their Subsidiaries giving effect to the acquisition together with a certificate of Borrowers, executed by a Responsible Officer in such Person's capacity as an officer of Borrowers, in form and substance satisfactory to Bank certifying that, after giving effect to the acquisition,
(i) the fair saleable value of the assets of Borrowers, on a going concern basis, will exceed the probable liability on their debts; (ii) that Borrowers will be able to pay their debts as they mature, (iii) that Borrowers will not have unreasonably small capital to conduct its business; and (iv) that Borrowers shall be in compliance with the terms of this Agreement, together with attachments demonstrating the basis of such conclusions.

     8.5 Securities Account. Borrowers shall at all times maintain a minimum
         ------------------
balance of Two Million and 00/100 Dollars ($2,000,000.00) in the Securities Account. If the balance in the Securities Account drops below this amount for any reason, including payment of a Permitted Lien, Borrowers shall replenish the balance to not less than Two Million and 00/100 Dollars ($2,000,000.00) within five (5) Business Days.

        8.5.1 Statements. Borrowers will deliver to Bank, within five (5) days
              ----------
of receipt, copies of all statements and confirmations for the Securities
Account.

     8.6 Monthly A/R and A/P Agings. Borrowers shall, from time to time
         --------------------------
hereafter but not less often than monthly, execute and deliver to Bank no later than fifteen (15) days after the last day of each month, (a) a detailed aging of Accounts by total, a summary of aging of Accounts by customer, and a reconciliation statement; and (b) a detailed aging of accounts payable.

     8.7 Inventory Reports. At Bank's request, Borrowers shall from time to
         -----------------
time, but not less than monthly, execute and deliver to Bank no later than fifteen (15) days after the last day of each month, Bank's form of inventory report specifying Borrowers' cost and the resale price of Borrowers' raw materials, work in process, and finished goods and such other information as Bank may reasonably request.

     8.8 Monthly Borrowing Base Certificate. Borrowers shall deliver to Bank, on
         ----------------------------------
a monthly basis, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
                          ---------

     8.9 Audit of Accounts and Inventory. Bank shall have the right during
         -------------------------------
normal business hours and upon reasonable notice to Borrowers, to conduct audits of Borrowers' Accounts and inventory on an annual basis during the term of this Agreement, and upon an Event of Default as frequent as Bank may determine in its reasonable discretion.

     8.10 Taxes. Borrowers shall make, and shall cause each Subsidiary to make,
          -----
due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrowers or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrowers.

     8.11 Insurance.
          ---------

        8.11.1 Borrowers, at their expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrowers' business is conducted on the datehereof. Borrowers shall also maintain insurance relating to Borrowers' ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrowers'.

        8.11.2 All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrowers shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

     8.12 Principal Depository. Borrowers shall maintain their principal
          --------------------
depository and operating accounts with Bank.

     8.13 Further Assurances. At any time and from time to time Borrowers shall
          ------------------
execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

                                   ARTICLE 9

                               FINANCIAL COVENANTS

     9.1 Current Ratio. Borrowers shall maintain, on a consolidated basis, as of
         -------------
the last day of each calendar month, a ratio of current assets to current liabilities of at least 1.00:1.00.

     9.2 Effective Tangible Net Worth Ratio. Borrowers shall maintain, on a
         ----------------------------------
consolidated basis, as of the last day of each month, a ratio of Debt to Effective Tangible Net Worth of not more than 2.50:1.00.

     9.3 EBITDA. Borrowers shall maintain, on a consolidated basis, as of the
         ------
last day of each quarter, EBITDA not greater than negative Three Million and 00/100 Dollars (-$3,000,000.00). As of March 31, 2002, Borrower shall maintain, as of the last day of each quarter, EBITDA not greater than negative One Million and 00/100 (-$1,000,000.00). As of June 30, 2002, Borrower shall maintain, as of the last day of each quarter, EBITDA greater than Zero and 00/100 Dollars ($0.00).

                                   ARTICLE 10

                               NEGATIVE COVENANTS

        Borrowers covenant and agree that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrowers will not do any of the following without the prior written consent of Bank:

     10.1 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose
          --------------
of, any of their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, Accounts, and leasehold interests), except: (a) inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business; or (c) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to Borrowers.

     10.2 Mergers or Acquisitions. Wind up, liquidate or dissolve itself,
          -----------------------
reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all of substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (a) any Subsidiary may merge into or transfer assets to the Borrowers; and (b) any subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

     10.3 Debt. Create, incur, assume or be or remain liable with respect to any
          ----
Debt, or permit any Subsidiary so to do, other than Permitted Debt.

     10.4 Encumbrances. Create, incur, assume or suffer to exist any Lien with
          ------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

     10.5 Distributions. Declare or pay any dividends; or purchase, redeem,
          -------------
retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of the Borrowers; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrowers or another Subsidiary, except that the Borrowers (a) may declare and deliver dividends and make distributions payable solely in common stock of the Borrowers; and (b) may purchase or otherwise acquire shares of their capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

     10.6 Investments. Make, or permit any Subsidiary to make, any loan or
          -----------
advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venture with any other Person, except Permitted Investments.

     10.7 Transactions with Affiliates. Enter into any transaction, including,
          ----------------------------
without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     10.8 Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become
          ---------------
directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss), for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     10.9 Subordinated Debt. Make any payment in respect of any Subordinated
          -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     10.10 Compliance. Become an "investment company" controlled by an
           ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

                                   ARTICLE 11

                                EVENTS OF DEFAULT

        Any one or more of the following events shall constitute an "Event of Default" by Borrower under this Agreement:

     11.1 Payment Default. Borrowers shall fail to pay when due any principal,
          ---------------
interest, fees or other amounts payable under any of the Loan Documents.

     11.2 Misrepresentation. Any financial statement or certificate furnished to
          -----------------
Bank in connection with, or any representation or warranty made by Borrowers or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     11.3 Covenant Default. Any default in the performance of or compliance with
          ----------------
any Obligation, agreement or other provision contained in this Agreement (other than those described in sections 11.1 and 11.2) and such default is not cured within ten (10) Business Days after Borrowers receive notice thereof or any officer of Borrowers becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrowers be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period).

     11.4 Default Under Loan Documents. Any default in the payment or
          ----------------------------
performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

     11.5 Material Adverse Change. If there occurs a material adverse change in
          -----------------------
Borrowers' business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral.

     11.6 Attachment. If any material portion of Borrowers' assets is attached,
          ----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) Business Days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrowers (provided that no Advances will be required to be made during such cure period).

     11.7 Insolvency. If Borrowers fail to generally pay their debts as they
          ----------
become due, or if an Insolvency Proceeding is commenced by any Borrower, or if an Insolvency Proceeding is commenced against any Borrower and is not dismissed or stayed within thirty (30) Business Days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding).

     11.8 Other Agreements. Any default in the payment or performance of any
          ----------------
Obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrowers have incurred any debt or other liability to any person or entity, including Bank, resulting in a right of the other party to such agreement to accelerate the maturity of any indebtedness in an amount in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); provided, however, that the Event of Default under this Section 11.8 shall be automatically cured for purposes of this Agreement upon the cure or waiver of the default under such other agreement.

     11.9 Subordinated Debt. If Borrowers make any payment on account of
          -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank.

     11.10 Judgments. The filing of a notice of judgment lien against either
           ---------
Borrower; or the recording of any abstract of judgment against either Borrower in any county in which Borrowers have an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrowers; or the entry of a judgment against Borrowers; and with respect to any of the foregoing, the amount in dispute is in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     11.11 Guaranty. Any guaranty of all or a portion of the Obligations ceases
           --------
for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty.

                                   ARTICLE 12

                           BANK'S RIGHTS AND REMEDIES

     12.1 Rights and Remedies. If an Event of Default shall occur and be
          -------------------
continuing, (a) any Obligations of Borrowers under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrowers; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All remedies of Bank in connection with each of the Loan Documents may be exercised during the continuance of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. During the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

        12.1.1 Demand that Borrowers (a) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts; and (b) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

        12.1.2 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

        12.1.3 Without notice to or demand upon Borrowers, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrowers authorize Bank to enter the premises where the Collateral is located, after reasonable notice, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Borrower's owned premises, Borrowers hereby grant Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

        12.1.4 Without notice to Borrowers set off and apply to the Obligations any and all (a) balances and deposits of Borrowers held by Bank; or (b) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank; or

        12.1.5 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 12.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any

Collateral and, in connection with Bank's exercise of its rights under this
Section 12.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit.

     12.2 Power of Attorney. Effective only upon the occurrence and during the
          -----------------
continuance of an Event of Default, Borrowers hereby irrevocably appoint Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse a Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign a Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrowers' policies of insurance; and (e) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of a Borrower on any of the documents described in Section 6.3 upon an Event of Default. The appointment of Bank as Borrowers' attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     12.3 Accounts Collection. At any time during the occurrence of an Event of
          -------------------
Default, Bank may notify any Person owing funds to Borrowers of Bank's security interest in such funds and verify the amount of such Account. Borrowers shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     12.4 Bank Expenses. If Borrowers fail to pay any amounts or furnish any
          -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 8.11 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     12.5 Bank's Liability for Collateral. So long as Bank complies with
          -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower, except where such loss, damage or destruction results from the gross negligence of willful misconduct of Bank.

     12.6 Remedies Cumulative. Bank's rights and remedies under this Agreement,
          -------------------
the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrowers' part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

     12.7 Demand; Protest. Borrowers waive demand, protest, notice of protest,
          ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrowers may in any way be liable.

                                   ARTICLE 13

                                     NOTICES

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

         If to Borrowers:    iPRINT TECHNOLOGIES, INC.
                             3073 Corvin Drive
                             Santa Clara, CA 95051
                             Attn:  CFO
                             FAX:  (408) 731-4627


         If to Bank:         COMERICA BANK-CALIFORNIA
                             333 West Santa Clara Street
                             San Jose, CA 95113
                             Attn:  Stephen Moore
                             FAX:  (408) 556-5395

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

                                   ARTICLE 14

                   CHOICE OF LAW; VENUE; AND JURY TRIAL WAIVER

        This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Borrowers and Bank hereby submit to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     15.1 Successors and Assigns. This Agreement shall bind and inure to the
          ----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrowers without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

     15.2 Term. This Agreement shall become effective on the Closing Date and,
          ----
subject to Section 15.10, shall continue in full force and effect for a term ending on the Termination Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     15.3 Indemnification. Borrowers shall defend, indemnify and hold harmless
          ---------------
Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct. Neither Bank nor any indemnified party may enter into any settlement or other compromise with respect to any claim covered by the indemnity set forth herein without Borrowers' prior written consent, which shall not be unreasonably withheld and if a claim is settled or compromised without such consent, Borrowers shall not be obligated to provide indemnification hereunder. If Bank or any other indemnified party obtains recovery of any of the amounts that Borrowers have paid to them pursuant to the indemnity set forth herein, Bank or such other indemnified party, as applicable, shall promptly pay to Borrowers the amount of such recovery.

     15.4 Time of Essence. Time is of the essence for the performance of all
          ---------------
obligations set forth in this Agreement.

     15.5 Severability of Provisions. In the event any one or more of the
          --------------------------
provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     15.6 Amendments. Neither this Agreement nor any provisions hereof may be
          ----------
changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

     15.7 Entire Agreement. This Agreement, together with the Loan Documents
          ----------------
embodies the entire agreement and understanding among and between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Bank or any third party to induce Borrowers to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

     15.8 Waiver. No failure to exercise and no delay in exercising any right,
          ------
power, or remedy hereunder shall impair any right, power, or remedy which Bank may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Bank of any breach or default by Borrowers hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Bank hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Bank would otherwise have.

     15.9 Interpretation. This Agreement and all agreements relating to the
          --------------
subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code ss.1654.

     15.10 Survival. All covenants, representations and warranties made in this
           --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this Section 15.10 have been satisfied, and Bank has no commitment to make any Advances or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

     15.11 Loan Information. Borrowers agree that Bank may provide information
           ----------------
relating to this Agreement or relating to Borrowers to Bank's parent, affiliates, subsidiaries and service providers.

     15.12 Costs and Expenses. Borrowers agree to pay on demand all reasonable
           ------------------
costs and expenses incurred by Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, incurred in connection with advising the Bank as to its rights and responsibilities hereunder. Borrowers also agree to pay all such reasonable costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. This provision shall survive termination of this Agreement.

     15.13 Joint and Several Liability. The liability of Borrowers hereunder
           ---------------------------
shall be joint and several.

     15.14 Suretyship Waivers. Each Borrower hereby waives its rights of
           ------------------
subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Borrower by reason of Sections 2787 to 2855, inclusive of the California Civil Code, provided, however, that any amendment to this Agreement, or any alteration of the Obligations, shall require the consent, in writing, of all parties to this Agreement as provided in Section 15.6.

        15.14.1 No Marshalling. Each Borrower irrevocably waives any right to
                --------------
compel Bank to marshal assets of any Borrower, whether such rights arise under California Civil Code ss.ss.2899 and 3433 or otherwise.

     15.15 Counterparts. This Agreement may be signed in any number of
           ------------
counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Revolving Loan and Security Agreement to be executed as of the date first above written.

                                 iPRINT TECHNOLOGIES, INC.

                                 By:  /s/ Robyn Cerutti
                                      ------------------------------------------

                                 Title:  CFO
                                         ---------------------------------------


                                 WOOD ALLIANCE, S.P. INC. D/B/A WOOD ASSOCIATES




                                 By:  /s/ Robyn Cerutti
                                      ------------------------------------------

                                 Title:  CFO
                                         ---------------------------------------



                                 COMERICA BANK - CALIFORNIA

                                 /s/ Stephen Moore
                                 --------------------------------------------
                                 By:      Stephen Moore
                                 Its:     Assistant Vice President

                                SCHEDULE TO LOAN

                             AND SECURITY AGREEMENT

This is the Schedule referred to in the Loan and Security Agreement dated as of November 1, 2001 (the "Agreement") by and among Comerica Bank-California, iPrint Technologies, Inc. ("iPrint") and Wood Alliance, S.P. Inc. d/b/a Wood Associates ("Wood") (iPrint and Wood, collectively the "Borrowers").

The inclusion of any information or item that the Borrowers are not required to disclose under the Agreement shall not establish any threshold of materiality and shall not effect either the interpretation of the Agreement or the scope of the disclosure obligations under the Agreement. The terms used herein, unless otherwise defined within the Schedule, are defined within the Agreement.

Section 6.1; Grant of Security Interest:

iPrint Technologies, Inc.

        Financing
      Statement No.               Secured Party                             Comment
      -------------        ------------------------------        ------------------------------
       0006761043*         Silicon Valley Bank                   Letter of Credit dated 1/21/00
       0006761062*         Silicon Valley Bank                   Letter of Credit dated 1/7/00
       0106860232          Williams Scotsman, Inc.               Lease of Mobil Office

* The Borrowers believe that these Letters of Credit have expired and, therefore, the liens should be terminated.

Wood Associates, Inc.

        Financing
      Statement No.                   Secured Party                           Comment
      -------------        ------------------------------------   ------------------------------
        93258653           Comerica Bank
       0029960239          CDW Leasing LLC
       0109960788          Fidelity Leasing Inc.
       0115260043          Fidelity Leasing Inc.
       0127760339          Jerome E. Robertson, trustee in
                             bankruptcy of the estate of Storm
                             Technology, Inc.

Section 10.4; Permitted Liens:

iPrint Technologies, Inc.

        Financing
      Statement No.                   Secured Party                           Comment
      -------------        ------------------------------------   ------------------------------
       0006761043          Silicon Valley Bank                   Letter of Credit dated 1/21/00
       0006761062          Silicon Valley Bank                   Letter of Credit dated 1/7/00
       0106860232          Williams Scotsman, Inc.               Lease of Mobil Office

Wood Associates, Inc.

        Financing
      Statement No.                   Secured Party                           Comment
      -------------        ------------------------------------   ------------------------------
        93258653           Comerica Bank
       0029960239          CDW Leasing LLC
       0109960788          Fidelity Leasing Inc.
       0115260043          Fidelity Leasing Inc.
       0119060089          iPrint Technologies, Inc.
       0124960389          iPrint Technologies, Inc.
       0127760339          Jerome E. Robertson, trustee in
                             bankruptcy of the estate of Storm
                             Technology, Inc.
       0127860149          iPrint Technologies, Inc.
       0128860799          iPrint Technologies, Inc.
       0129860975          iPrint Technologies, Inc.


Section 7.8.1; Inventory Locations:

2360 Bering Drive, San Jose, CA 95131

206 Frontage Road-North, Pacific WA 98047

7021 Portwest Ave, Suite 100, Houston TX 77024

7600 S. Grant Street, Suite A4 Littleton, CO 80122

                                 REVOLVING NOTE

$10,000,000.00                                                  November 1, 2001
                                                            San Jose, California

     FOR VALUE RECEIVED, IPRINT TECHNOLOGIES, INC., a Delaware corporation and WOOD ALLIANCE, S.P. INC. D/B/A WOOD ASSOCIATES, a California corporation (individually and collectively, jointly and severally, the "Borrowers"), jointly and severally HEREBY PROMISE TO PAY to the order of COMERICA BANK-CALIFORNIA (the "Bank") at its Principal Office located at 333 West Santa Clara Street, San Jose, California 95113, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) or so much thereof as may be advanced from time to time, together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding as set forth in the Revolving Loan and Security Agreement dated the date hereof by and between Bank and Borrowers (the "Loan Agreement").

     This Revolving Note is the Revolving Note referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events upon the terms and conditions specified in the Loan Agreement. This Revolving Note is also secured by the Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Loan Agreement and the rights of Borrowers and Bank in respect to such collateral. The Loan Agreement is incorporated herein by this reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Revolving Note as defined in the Loan Agreement.

     Borrowers further promise to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrowers shall, to the extent provided in the Loan Agreement, pay to Bank interest on the outstanding principal balance of the Advances and all other Obligations at the rate of interest applicable upon the occurrence and during the continuance of an Event of Default as determined in accordance with the Loan Agreement. Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

     If a payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Credit shall be given solely for the purpose of calculating interest earned by Bank for any checks, drafts, or similar items of payment received by Bank in accordance with the Loan Agreement, and such checks, drafts or similar items of payment shall not constitute payments of amounts due hereunder except as expressly provided in the Loan Agreement.

     Borrowers hereby waive demand, presentment and protest, and notice of demand, presentment, protest and nonpayment. Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrowers waive all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

     In no event shall interest accrue or be payable hereon in excess of the maximum applicable amount of interest, if any, permitted on the date hereof by the laws of the State of California.

     If this Revolving Note is not paid when due, whether at its specified or accelerated maturity date, Borrowers promises to pay all costs of collection and enforcement of this Revolving Note, including, but not limited to, reasonable attorneys' fees and costs, incurred by Bank hereof on account of such collection or enforcement, whether or not suit is filed hereon.

     Principal and interest shall be payable in lawful money of the United States without setoff, demand or counterclaim. Borrowers waive the defense of the statute of limitations in any action on this Revolving Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Revolving Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Revolving Note or the release of any party liable for this obligation.

     This Revolving Note shall be governed and construed in accordance with the laws of the State of California.

                  Bank shall not be required, and Borrowers hereby waive any and all rights to require Bank, to prosecute or seek to enforce any remedies against Borrowers or any other party liable to Bank on account of the Obligations and/or to require Bank to seek to enforce or resort to any remedies with respect to any security interests, liens, or encumbrances granted to Bank by Borrowers or any other party on account of the Obligations.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note as of the date and year first above written.

                            IPRINT TECHOLOGIES, INC.

                            By:
                                -------------------------------

                            Its:
                                -------------------------------


                            WOOD ALLIANCE, S.P. INC. D/B/A WOOD ASSOCIATES




                            By:
                               --------------------------------

                            Its:
                                -------------------------------